                                                                       EXHIBIT 7

                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in Amendment No. 5 to Schedule TO (dated August 4, 2000) of our report dated February 1, 2000, with respect to the consolidated financial statements and schedules of Midwest Medical Insurance Holding Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




Minneapolis, Minnesota                                 /s/ Ernst & Young LLP
August 4, 2000



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